UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

NCI, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza American Drive, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2017, NCI, Inc., a Delaware corporation (“NCI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cloud Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), and Cloud Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent and Purchaser are beneficially owned by affiliates of H.I.G. Capital, LLC (together with Parent and Purchaser, “HIG”).

The Offer and the Merger

Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Class A common stock, par value $0.019 per share, and Class B common stock, par value $0.019 per share, of NCI (the “Shares”), at a price of $20.00 per Share, net to the seller thereof in cash, without interest (such amount, as it may be adjusted pursuant to the terms of the Merger Agreement, the “Offer Price”), and subject to deduction for any required withholding of taxes. Pursuant to the terms of the Merger Agreement, Purchaser is obligated to commence the Offer as promptly as practicable, but in no event later than July 17, 2017. The board of directors of NCI (the “Board”) has unanimously adopted the Merger Agreement.

The consummation of the Offer is subject to customary closing conditions, including, among other things: (i) there having been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Shares representing at least a majority of the voting power of the Shares then outstanding on a fully diluted basis (assuming that the shares of Class B common stock will convert to shares of Class A common stock upon consummation of the Offer); (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the accuracy of NCI’s representations and warranties, as of the expiration of the Offer, subject to certain qualifications set forth in the Merger Agreement; and (iv) other customary conditions to the Offer set forth in Annex A to the Merger Agreement. The transaction will be financed through a combination of equity financing in an amount not less than $130,000,000 that has been committed by H.I.G. Middle Market LBO Fund II, L.P., an affiliate of HIG, and debt financing in an aggregate amount of $197,500,000 that has been committed by KKR Credit Advisors (US) LLC. The consummation of the Offer and the Merger is not subject to any financing condition.

Following the consummation of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into NCI, with NCI continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement provides that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without a vote of the stockholders of NCI.

At the effective time of the Merger (the “Effective Time”), each Share that is outstanding immediately prior to the Effective Time, other than the Shares owned by NCI, Parent or Purchaser, or by stockholders who have validly exercised and perfected their appraisal rights under the DGCL, will be canceled and converted into the right to receive the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

In addition, at the Effective Time, (i) each outstanding option to purchase Shares (each, a “Company Option”), whether or not then exercisable or vested, will be canceled and converted into the right to receive from Parent an amount in cash equal to (a) the excess, if any, of (1) the Offer Price minus (2) the exercise price of such Company Option, multiplied by (b) the number of Shares subject to such Company Option, and (ii) each outstanding award of restricted Shares (each, a “Company RSA”) (which shall be deemed to be fully vested) will be canceled and converted into the right to receive an amount in cash equal to the product of (a) the Offer Price and (b) the number of Shares subject to such Company RSA.

NCI, Parent and Purchaser have made customary representations, warranties and covenants in the Merger Agreement. NCI’s covenants include, among other things, covenants regarding the operation of NCI’s business prior to the Effective Time and covenants not to solicit third party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to exceptions to permit the Board to comply with its fiduciary duties.

The Merger Agreement also includes customary termination rights in favor of each of NCI and Parent. NCI has agreed to pay Parent a termination fee of$11,256,000 if, among other circumstances, NCI terminates the Merger Agreement in compliance with its terms in order to accept a superior proposal or if Parent terminates the Merger Agreement because the Board has changed its recommendation to NCI’s stockholders with respect to the Offer or NCI has willfully and materially breached its obligations not to solicit third party proposals relating to alternative transactions. Parent has agreed to pay NCI a termination fee of $19,698,000 if NCI terminates the Merger Agreement because Parent has extended the Offer due to unavailability of its debt financing as of the expiration of the Offer or because, when all conditions to the Offer are satisfied, the full proceeds of the debt financing are not available to Parent, and as a result, Parent fails to consummate the Offer within three business days following the expiration of the Offer.

Concurrently with the execution of the Merger Agreement, Charles Narang, NCI’s Chairman of the Board, solely in his capacity as a stockholder of NCI, entered into a Tender and Support Agreement with Parent and Purchaser (the “Support Agreement”), pursuant to which Mr. Narang has agreed, among other things, to tender his Shares (the “Subject Securities”) into the Offer during the period from the date of such Support Agreement through the earliest to occur of such date and time as: (i) the Merger Agreement shall have been terminated for any reason; (ii) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; (iii) the acquisition by Parent of all of the Subject Shares of Mr. Narang, whether pursuant to the Merger or otherwise; (iv) any amendment, change or waiver to the Merger Agreement is effected without Mr. Narang’s consent that (A) decreases the amount, or changes the form or (except with respect to extensions of the Offer in accordance with the terms of the Merger Agreement) timing of consideration payable to all of the stockholders of NCI pursuant to the terms of the Merger Agreement; or (B) materially and adversely affects Mr. Narang; or (v) is agreed to in writing by Parent and Mr. Narang (the “Support Period”). Notwithstanding the foregoing, the Support Agreement provides that if the Board changes its recommendation to NCI’s stockholders with respect to the Offer, Mr. Narang shall no longer be required to tender his Subject Securities and may revoke the tender of any Subject Securities tendered prior to such change in Board recommendation. The Subject Securities held by Mr. Narang that are eligible to be tendered into the Offer represent, in the aggregate, approximately 34% of the voting power of the Shares outstanding on the date of the Merger Agreement (assuming the conversion of all shares of Class B common stock to shares of Class A common stock). The Support Agreement will terminate upon the termination or expiration of the Support Period.

The foregoing descriptions of the Merger Agreement and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Support Agreement, which are filed as Exhibit 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been filed to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about NCI, Parent, Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties made by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement and by confidential disclosure schedules that were delivered to the other parties in connection with the execution of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies or creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement; (iii) may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the United States Securities and Exchange Commission (the “SEC”) or that may differ from what might be viewed as material to stockholders; and (iv) were made only as of the date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in NCI’s public disclosures. Accordingly, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NCI, Parent or Purchaser.

Limited Guaranty

H.I.G. Middle Market LBO Fund II, L.P. has executed and delivered to NCI a limited guaranty in favor of NCI with respect to certain of Parent’s and Purchaser’s payment obligations under the Merger Agreement, including payment of the termination fee of $19,698,000 that may become payable by Parent upon termination of the Merger Agreement under certain circumstances.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2017, in connection with the approval of the Merger Agreement and the transactions contemplated thereby, the Board approved the payment of the following transaction bonuses for certain of NCI’s named executive officers, contingent upon the closing of the Merger and such executive’s continued employment with NCI through such closing: $300,000 for Paul A. Dillahay, NCI’s President and Chief Executive Officer, $100,000 for Lucas J. Narel, NCI’s Chief Financial Officer and $100,000 for Michele R. Cappello, NCI’s General Counsel and Secretary.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2017, the Board, having determined that it was in the best interests of NCI and its stockholders to amend the bylaws of NCI (the “Bylaws”), authorized, approved and adopted an amendment to the Bylaws that became effective on June 29, 2017 (the “Bylaw Amendment”).

The Bylaw Amendment provides that, unless NCI consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of NCI, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or stockholder of NCI to NCI or NCI’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or NCI’s Amended and Restated Certificate of Incorporation or the Bylaws (as each may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action asserting a claim related to or involving NCI that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

The foregoing is a summary of the Bylaw Amendment, and such summary is qualified in its entirety by the full text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On July 3, 2017, NCI and HIG issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

The Offer described in this Current Report on Form 8-K and the press release attached as Exhibit 99.1 to this Current Report on Form 8-K has not yet commenced. Neither this communication nor the information incorporated herein by reference is an offer to purchase or a solicitation of an offer to sell any Shares or any other securities of NCI. Purchaser intends to file a tender offer statement on Schedule TO (“Schedule TO”) with the SEC, and NCI intends to file a solicitation/recommendation statement on Schedule 14D-9 (“Schedule 14D-9”), each with respect to the planned Offer described in this communication. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such statements. Investors and security holders are urged to read, carefully and in their entirety, both the Schedule TO and the Schedule 14D-9 regarding the Offer, each as may be amended from time to time, and any other documents relating to the Offer that are filed with the

SEC, when they become available because they will contain important information relevant to making any decision regarding tendering Shares. Such materials, when prepared and ready for release, will be made available to NCI’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov and may also be obtained by directing a request to NCI’s Investor Relations department at (703) 707-6900.

Participants in Solicitation

NCI and its directors and executive officers may be deemed to be “participants” in any solicitation of NCI’s stockholders in connection with the proposed transactions contemplated by the Merger Agreement. Information regarding NCI’s directors and executive officers is available in NCI’s definitive proxy statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, as filed with the SEC on May 1, 2017. Investors may obtain additional information regarding the interest of such participants by reading the Schedule TO and Schedule 14D-9 when they become available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements related to NCI, including statements about the proposed acquisition of NCI by Parent or Purchaser, the satisfaction of certain closing conditions with respect to the Offer, obtaining of regulatory approvals necessary to complete the Offer and the Merger, the anticipated timing of the Offer and the Merger, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of NCI and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and NCI undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to potential adverse reactions or changes to business relationships resulting from the announcement of the proposed acquisition of NCI; unexpected costs, charges or expenses resulting from the proposed acquisition of NCI; litigation or adverse judgments relating to the proposed acquisition of NCI; risks relating to the consummation of the proposed acquisition of NCI, including the risk that the closing conditions to the Offer or the proposed Merger will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; the possibility that competing offers will be made; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in NCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 31, 2017, under the heading “Item 1A—Risk Factors” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by NCI.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2017, among Cloud Intermediate Holdings, LLC, Cloud Merger Sub, Inc. and NCI, Inc.*

3.1	Amendment No. 1 to Bylaws of NCI, Inc., dated June 29, 2017.

10.1	Tender and Support Agreement, dated as of July 2, 2017, among Cloud Intermediate Holdings, LLC, Cloud Merger Sub, Inc. and Charles Narang.

10.2	Limited Guaranty, dated as of July 2, 2017, among H.I.G. Middle Market LBO Fund II, L.P. and NCI, Inc.

99.1	Press Release, dated July 3, 2017.

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NCI agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017	NCI, Inc.

	By:	/s/ Paul Dillahay
	Name:	Paul Dillahay
	Title:	President, Chief Executive Officer and Principal Executive Officer